EXHIBIT 99.1

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC NEWS RELEASE
Cheniere Energy Partners LP Holdings, LLC Reports First Quarter 2015 Results
Houston, Texas - April 30, 2015 - Cheniere Energy Partners LP Holdings, LLC (“Cheniere Partners Holdings”) (NYSE MKT: CQH) reported net income of $4.6 million, or $0.02 per common share, for the three months ended March 31, 2015, compared to $4.4 million, or $0.02 per common share, for the same period in 2014. Results include the distribution received from our limited partner interests in Cheniere Energy Partners, L.P. (“Cheniere Partners”), a publicly traded limited partnership (NYSE MKT: CQP).

Our only business consists of owning Cheniere Partners common units, Class B units and subordinated units representing an aggregate approximately 55.9% limited partner interest in Cheniere Partners as of March 31, 2015.
Cheniere Partners’ SPL Project Update
Cheniere Partners is developing and constructing natural gas liquefaction facilities (the “Liquefaction Project”) at the Sabine Pass LNG terminal adjacent to the existing regasification facilities through its wholly owned subsidiary, Sabine Pass Liquefaction, LLC (“SPL”).
Cheniere Partners continues to make progress on its Liquefaction Project, which is being developed for up to six natural gas liquefaction trains (“Trains”), each with an expected nominal production capacity of approximately 4.5 million tonnes per annum (“mtpa”).
The Trains are in various stages of development.

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Construction on Trains 1 and 2 began in August 2012, and as of March 31, 2015, the overall project completion percentage for Trains 1 and 2 was approximately 87.2%, which is ahead of the contractual schedule. Based on Cheniere Partners’ current construction schedule, Cheniere Partners anticipates that Train 1 will produce LNG as early as late 2015.

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Construction on Trains 3 and 4 began in May 2013, and as of March 31, 2015, the overall project completion percentage for Trains 3 and 4 was approximately 62.6%, which is ahead of the contractual schedule. Cheniere Partners expects Trains 3 and 4 to become operational in late 2016 and 2017, respectively.

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Trains 5 and 6 are under development. Cheniere Partners has entered into SPAs for approximately 3.75 mtpa in aggregate that commence with the date of first commercial delivery for Train 5. Cheniere Partners has received authorizations from the U.S. Department of Energy (“DOE”) to export 503 Bcf per year of LNG volumes from Trains 5 and 6 to free trade agreement (“FTA”) countries. Authorization to export LNG to non-FTA countries is pending. In April 2015, Cheniere Partners received Federal Energy Regulatory Commission (“FERC”) authorization to site, construct, and operate Trains 5 and 6.

Cheniere Partners will contemplate making a final investment decision to commence construction of Trains 5 and 6 based upon, among other things, entering into engineering, procurement and construction (“EPC”) contracts, entering into acceptable commercial arrangements, receiving all regulatory approvals and obtaining adequate financing. Cheniere Partners expects to commence construction on Train 5 upon receiving all regulatory approvals and obtaining financing followed by Train 6 upon entering into acceptable commercial arrangements and obtaining financing.

Liquefaction Project Timeline

Target Date
Milestone	Trains 1 - 4	Trains 5 & 6
DOE export authorization	Received	Received FTA Pending Non-FTA
Definitive commercial agreements	Completed 16.0 mtpa	T5: Completed T6: 2015
- BG Gulf Coast LNG, LLC	5.5 mtpa
- Gas Natural Fenosa	3.5 mtpa
- KOGAS	3.5 mtpa
- GAIL (India) Ltd.	3.5 mtpa
- Total Gas & Power N.A.		2.0 mtpa
- Centrica plc		1.75 mtpa
EPC contracts	Completed	2015
Financing	Completed	2015
- Equity commitments
- Debt commitments
FERC authorization	Completed
- FERC Order		Received
- Certificate to commence construction		2015
Issue Notice to Proceed	Completed	2015
Commence operations	2015 - 2017	2018/2019

Dividends
When Cheniere Partners makes cash distributions to us with respect to our Cheniere Partners units, we will pay dividends to our shareholders consisting of the cash that we receive from Cheniere Partners, less income taxes and reserves established by our Board of Directors.

Cheniere Partners Holdings owns a 55.9% limited partner interest in Cheniere Partners. Cheniere Partners Holdings’ only business consists of owning Cheniere Partners units and, accordingly, its results of operations and financial condition are dependent on the performance of Cheniere Partners. Cheniere Partners owns and operates LNG regasification facilities and, adjacent to these facilities, currently has natural gas liquefaction facilities under construction. Additional information is available on the Cheniere Partners Holdings website located at www.cheniere.com.
This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical facts, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ and Cheniere Partners Holdings’ business strategy, plans and objectives, including the construction and operation of liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements, and (vi) statements regarding future discussions and entry into contracts. Although Cheniere Partners Holdings believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners Holdings’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners Holdings’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners Holdings does not assume a duty to update these forward-looking statements.

(Financial Table Follows)

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data) (1)
(unaudited)

	Three Months Ended
	March 31,
	2015	2014
Equity income from investment in Cheniere Partners	$5,084	$5,084

Expenses
General and administrative expense	278	413
General and administrative expense—affiliate	254	289
Total expenses	532	702

Net income	$4,552	$4,382

Net income per common share—basic and diluted	$0.02	$0.02

Weighted average number of common shares outstanding—basic and diluted	231,700	231,700

Cash dividends declared per common share	$0.019	$0.017

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts) (1)

	March 31,	December 31,
	2015	2014
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$1,038	$1,261
Accounts receivable	270	114
Prepaid expenses and other	182	21
Total current assets	1,490	1,396

Other non-current assets	19	157
Total assets	$1,509	$1,553

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$145	$248
Accrued liabilities—affiliate	—	91
Total current liabilities	145	339

Commitments and contingencies

Shareholders’ equity
Common shares: unlimited shares authorized, 231.7 million shares issued and outstanding at March 31, 2015 and December 31, 2014	664,931	664,931
Director voting share: 1 share authorized, issued and outstanding at March 31, 2015 and December 31, 2014	—	—
Additional paid-in-capital	(271,757)	(271,757)
Accumulated deficit	(391,810)	(391,960)
Total shareholders’ equity	1,364	1,214
Total liabilities and shareholders’ equity	$1,509	$1,553

(1)	Please refer to the Cheniere Energy Partners LP Holdings, LLC Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the Securities and Exchange Commission.

CONTACTS:
Investors: Randy Bhatia: 713-375-5479
Media: Faith Parker: 713-375-5663